Exhibit 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 88 to the Registration Statement on Form N-1A of Janus Investment Fund.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Denver, Colorado
November 12, 1999